MOMENTOUS ENTERTAINMENT GROUP COMPLETES ACQUISITION OF MOBILE AD NETWORK – BLACKFOX

Blackfox to Provide Momentous Additional Domestic and Worldwide Revenue Streams

LAS VEGAS, NEVADA, August 14, 2017 – Momentous Entertainment Group, Inc. (“Momentous”) (OTCBB:MMEG), an online social media network company vertically organized into four business areas: social networking, social gaming, ecommerce consumer products and services, and OTT streaming media content creation and distribution, announced today that it has executed agreements and completed initial funding to acquire BLACKFOX.IO (“BLACKFOX”).

Blackfox.io is a leading mobile advertising network with a strong worldwide affiliate network with historical revenues over the past four years having topped $2.5 million annually. Blackfox experienced explosive growth in 2016 with over a dozen premium and big-budget advertising customers such as Symantec (owner of Lifelock), Tiger Media Inc , Cliq Digital (all three companies are publicily listed with revenues over $300M). These and other direct Blackfox customers have used the BlackFox platform to run major mobile ad sales campaigns for such companies as Walmart, Nutri-Systems, Old Navy, LivingSocial, Amazon, GoDaddy, Macy’s, LendingTree and others. Blackfox has a unique competitive advantage in that their customers only pay for performance on successful installs or generated purchases. In addition, Blackfox clients are allowed to pay on credit terms (after a credit check). This allows our advertising partners to significantly grow their business when using the Blackfox advertising platform. With mobile advertising on the rise, Blackfox is well positioned to offer advertisers a risk-free opportunity to capitalize on this growing niche. The biggest opportunity readily available to Momentous is Blackfox’ ability to quickly scale as Blackfox has hundreds of worldwide pending affiliates applications wanting to use and make money via the Blackfox ad platform.

What makes Blackfox an extraordinary purchase is at the heart of this company is its strength in digital marketing. This acquisition will heavily fuel our advertising campaigns for our current and future portfolio of products to achieve double digit revenue growth.

In business since 2014, with 10 employees, Blackfox continues to thrive and has seen extraordinary growth since its inception. Since 2014, the company has had consistently growing recurring revenue. With mobile advertising now on the rise, Blackfox provides a risk free service to help well established and new companies significantly grow their customer base by only paying for the successful performance of their product promotion and advertising. Blackfox was recently selected by MOBYAFFILIATES (a leading mobile advertising and app marketing news site and directory) as one of the Top Mobile Affiliate Networks of 2017. Along with the acquistion, Todd Rambilas, BlackFox’s founder and CEO, has agreed to join Momentous on a contract basis to smoothly transition the business, lead and grow sales and continue enhancement of the company’s proprietary technology platform going forward. In additon, Todd’s expertise, industry contacts and knowledge of the mobile advertising market will be invaluable in assuring the Blackfox’s continued success and growth.

Momentous CEO Kurt Neubauer stated, “This brings to a completion, our third acquisition to Momentous and adds yet another worldwide revenue stream to enhance our overall top and bottom line revenues. Momentous is utilizing both sides of the market equation, having a large worldwide base of social media subscribers and customers and identifying and acquiring ecommerce and other products and services that will appeal to those user bases. We are continuing to work our acquisition model and expect to continue this process throughout the year.”

About BLACKFOX

Blackfox.io (http://www.blackfox.io) is a unique mobile ad network company that has been silently innovating the performance digital marketing sector by delivering highly qualified sales and leads to our trusted clients. Blackfox’s team has combined over 20 years experience in the performance marketing space and within that time frame they’ve generated millions of dollars for their clients. They work with their clients to create tailored marketing campaigns to find the perfect audience.

About Momentous Entertainment Group (MMEG)

Momentous Entertainment Group, Inc. (MMEG) is an online social media network company. It is vertically organized into four business areas: social networking, social gaming, ecommerce sold consumer products and services, and OTT (Over-The-Top) streaming media content creation and distribution.

With more than 11 million online registered users worldwide, Momentous’ value proposition serves multiple stakeholders: 1) Social network users, 2) OTT streaming content users, 3) Online gamers, and 4) Consumers looking to buy products and services through our e-commerce portal and our social network.

Please note the Company may use social media to communicate with the public. This communication may include information that could be deemed material information. As a result, the Company encourages interested parties to review the information that it posts on the following social media channels: Facebook (https://facebook.com/momentousent13), Twitter (https://twitter.com/momentousent13), and LinkedIn (https://www.linkedin.com/company/15878606).

To learn more, visit Momentous Entertainment Group’s websites: Corporate Site www.momentousent.com, Music Site www.momentousmusic.com and Music One Corp www.music1.biz.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Momentous Entertainment Group Inc’s (MMEG) future expectations, plans and prospects. In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of MMEG to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents MMEG files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on MMEG’s future results. The forward-looking statements included in this press release are made only as of the date hereof. MMEG cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, MMEG undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by MMEG.

Contacts:

Tom Nelson 480-326-8577 tenassociates33@gmail.com